Contacts:
Media: 703.469.1004 or media@fbr.com
Investors:  Bradley J. Wright at 703.469.1080 or fbcmir@fbr.com

FBR Capital Markets Reports Fourth Quarter and
Full Year 2008 Financial Results

Subsequent to Year-End, Eliminates Mortgage Investments
and Retires All Debt

ARLINGTON, VA, February 25, 2009 – FBR Capital Markets Corporation (NASDAQ: FBCM) (FBR Capital Markets), a leading investment bank serving the middle market, today reported a net after-tax loss of $130.7 million, or $2.23 per share (diluted), for the quarter ending December 31, 2008, compared to a net after-tax loss of $27.8 million in the fourth quarter of 2007.  For the year ending December 31, 2008, FBR Capital Markets reported a net loss of $194.7 million after tax, or $3.09 per share (diluted), compared to net after-tax earnings of $5.2 million, or $0.08 per share (diluted), in 2007.

FBR Capital Markets pre-tax core operating loss on a non-GAAP basis was $21.8 million for the quarter ended December 31, 2008, compared to a pre-tax core operating loss on a non-GAAP basis of $26.2 million in the third quarter 2008 and $24.7 million for the quarter ended December 31, 2007.  This non-GAAP measurement excludes specified non-core items and non-cash expenses, including, for the fourth quarter of 2008, $10.4 million in severance costs, $66.0 million in net investment losses, and $6.8 million in stock compensation.  Additionally, the Company recorded a $25.4 million tax provision during the fourth quarter of 2008 which reflects a reversal of previously recorded tax assets not realizable through loss carry-backs. See “Non-GAAP Financial Measures” below for a reconciliation of our non-GAAP pre-tax core operating results to our GAAP pre-tax operating results for the specified 2008 and 2007 periods.

As previously disclosed, FBR Capital Markets repurchased 6.7 million shares of its common stock at an average price of $5.02 per share during the fourth quarter. As of December 31, 2008, the Company’s equity totaled $303.7 million; cash totaled $207.8 million; and its book value was $5.18 per share.  Importantly, subsequent to year end the Company has liquidated its remaining holdings of mortgage backed securities and eliminated all debt on its balance sheet.

Operational Overview

▪
For the 2008 fiscal year, net revenue before net investment loss was $263.2 million compared to $484.1 million in 2007. For the fourth quarter 2008, net revenue before net investment loss was $47.8 million compared to $69.4 million in the fourth quarter of 2007.

▪
Institutional brokerage generated record net revenue of $138.6 million for the year ended December 31, 2008, an increase of more than 20% from $114.8 million in 2007.  Institutional brokerage net revenue for the fourth quarter of 2008 was $35.6 million compared to $29.1 million in the fourth quarter of 2007.

▪
Investment banking net revenue was $97.0 million in 2008 compared to $323.6 million in 2007.  For the fourth quarter of 2008, investment banking net revenue was $6.1 million compared to $30.6 million in the fourth quarter of 2007.

▪	Reflective of the significant downturn in equity markets, assets under management as of December 31, 2008 were $1.4 billion compared to $2.5 billion at the end of 2007.

▪
For the 2008 fiscal year, non-compensation expenses were $153.0 million compared to $166.5 million in 2007. Fourth quarter 2008 non-compensation expenses were $34.8 million in 2008, compared with $46.9 million in the fourth quarter of 2007, reflecting a decrease of $12.1 million, or 25.8%.

▪	The Company ended 2008 with a total employee headcount of 568, down from 758 at the end of 2007, reflecting a 25% decrease year over year.

“FBR Capital Markets begins 2009 with a significantly lower cost structure, a strong balance sheet and over $200 million in cash,” said Richard J. Hendrix, President and Chief Executive Officer of FBR Capital Markets. “We have meaningfully reduced our risk profile through the liquidation of our MBS portfolio and the recognition of significant write downs on our merchant banking and long term investments.  At the same time, we have reduced our fixed cost structure by 25%, or approximately $45 million annually. We believe we are well positioned to weather the current economic downturn while continuing to attract and retain talented professionals as we work to enhance and broaden our franchise.”

Investors wishing to listen to the earnings conference call at 9:00 A.M. U.S. EST, Wednesday, February 25, 2009, may do so via the Web at:

http://phx.corporate-ir.net/phoenix.zhtml?c=204322&p=irol-irhome

Replays of the webcast will be available after the call.

FBR Capital Markets Corporation (NASDAQ: FBCM) provides investment banking*, merger and acquisition advisory services*, institutional brokerage*, research*, and asset management and private wealth services. FBR Capital Markets focuses capital and financial expertise on seven industry sectors: consumer; diversified industrials; energy & natural resources; financial institutions; insurance; real estate; and technology, media & telecom. FBR Capital Markets is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States and in London.  For more information, please visit www.fbrcapitalmarkets.com.

*Friedman, Billings, Ramsey & Co., Inc.

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions.  For a discussion of these and other risks and important factors that could affect our future results and financial condition, see "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Financial data follows.

FBR CAPITAL MARKETS CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Quarter ended December 31,		Year ended December 31,

	2008	2007	2008	2007
REVENUES:
Investment banking:
Capital raising	$745	$25,646	$76,377	$289,545
Advisory	5,306	4,973	20,573	34,063
Institutional brokerage:
Principal transactions	6,806	2,996	20,261	10,152
Agency commissions	28,815	26,112	118,314	104,633
Asset management:
Base management fees	2,828	5,542	15,335	23,549
Incentive allocations and fees	-	99	-	401
Interest income	7,360	3,625	23,382	25,760
Net investment loss	(66,009)	(8,703)	(81,335)	(4,497)
Other	748	536	1,458	1,290
Total revenues	(13,401)	60,826	194,365	484,896
Interest expense	4,780	85	12,457	5,337

Revenues, net of interest expense	(18,181)	60,741	181,908	479,559

NON-INTEREST EXPENSES:
Compensation and benefits	52,374	53,049	227,114	287,752
Professional services	5,610	12,598	34,895	45,303
Business development	6,224	9,806	30,057	37,356
Clearing and brokerage fees	3,235	2,774	14,010	12,373
Occupancy and equipment	8,199	9,217	33,244	33,197
Communications	6,275	5,503	24,183	22,434
Other operating expenses	5,236	7,034	16,625	15,868
Total non-interest expenses	87,153	99,981	380,128	454,283

(Loss) income before income taxes	(105,334)	(39,240)	(198,220)	25,276

Income tax provision (benefit)	25,413	(11,451)	(3,490)	20,032

Net (loss) income	$(130,747)	$(27,789)	$(194,730)	$5,244

Basic (loss) earnings per share	$(2.23)	$(0.43)	$(3.09)	$0.08
Diluted (loss) earnings per share	$(2.23)	$(0.43)	$(3.09)	$0.08
.
Weighted average shares - basic (in thousands)	58,758	63,927	63,056	64,123
Weighted average shares - diluted (in thousands)	58,758	63,927	63,056	64,187

Non-GAAP Financial Measures

In addition to the financial results reported in accordance with generally accepted accounting principles (GAAP), we have disclosed non-GAAP pre-tax core operating earnings (losses) for the quarter and year ended December 31, 2008 and 2007 and the quarter ended September 30, 2008 in this press release.    This non-GAAP measurement is used by management to analyze and assess the results of the core capital markets and asset management operating units.  In determining core earnings (losses), we have excluded from GAAP financial results the following non-core operating items:  (1) severance costs associated with reductions in headcount and (2) net investment income (losses) from our mortgage-backed securities and long-term investments.  We also have excluded the following non-cash expenses:  (1) compensation costs associated with stock-based awards and (2) amortization of intangibles.  Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of the Company, and provides additional clarity around the firm’s forward earnings capacity and trend.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes income (loss) before income taxes on a GAAP basis and core earnings (loss) before income taxes on a non-GAAP basis should be considered together.

The following table presents a reconciliation of the GAAP financial results to non-GAAP measurements discussed above (dollars in thousands).

	Quarter ended	Quarter ended		Year ended
	September 30,	December 31,		December 31,
	2008	2008	2007	2008	2007
GAAP pre-tax (loss) income	$(46,682)	$(105,334)	$(39,240)	$(198,220)	$25,276
Non-core items:
Severance	3,575	10,425	1,247	17,945	3,231
Net investment loss (income), MBS	-	33,622	-	33,622	(1,961)
Net investment loss, long-term investments	11,043	32,387	8,703	47,713	6,458
Non-cash expenses:
Stock compensation expense	5,540	6,806	4,300	19,363	15,655
Amortization of intangibles	291	291	291	1,164	1,163
Non-GAAP pre-tax core operating (loss) income	$(26,233)	$(21,803)	$(24,699)	$(78,413)	$49,822

FBR CAPITAL MARKETS CORPORATION CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except per share amounts) (Unaudited)

	31-Dec-08	31-Dec-07

ASSETS

Cash and cash equivalents	$207,801	$383,558
Receivables	32,110	30,923
Investments:
Mortgage-backed securities, at fair value	454,339	-
Long-term investments	41,174	84,076
Trading securities, at fair value	17,954	19,057
Derivative assets, at fair value	264	-
Intangible assets, net	8,943	9,837
Furniture, equipment and leasehold improvements, net	24,442	29,092
Prepaid expenses and other assets	13,342	52,189
Total assets	$800,369	$608,732

LIABILITIES AND SHAREHOLDERS ’ EQUITY

Liabilities:
Trading account securities sold but not yet purchased, at fair value	$8,325	$206
Repurchase agreements	416,037	-
Accrued compensation and benefits	43,919	45,432
Accounts payable, accrued expenses and other liabilities	25,352	48,778
Due to clearing broker	3,009	7,512
Due to affiliates	-	64
Total liabilities	496,642	101,992

Shareholders' equity:
Common stock	60	66
Additional paid-in capital	396,059	412,805
Restricted stock units	9,309	-
Accumulated other comprehensive (loss) income, net of taxes	(218)	622
(Accumulated deficit) retained earnings	(101,483)	93,247
Total shareholders' equity	303,727	506,740

Total liabilities and shareholders' equity	$800,369	$608,732

Book Value per Share	$5.18	$7.91

Shares Outstanding	58,652	64,059

FBR CAPITAL MARKETS CORPORATION Financial & Statistical Supplement - Operating Results (Dollars in thousands) (Unaudited)

	Q-4 08	Q-3 08	Q-2 08	Q-1 08	Q-4 07	Q-3 07
Revenues, net of interest expense	$(18,181)	$45,555	$50,488	$104,046	$60,741	$106,172

Non-interest expenses:
Compensation and benefits	52,374	55,604	48,273	70,863	53,049	67,035
Non-compensation expenses	34,779	36,633	37,438	44,164	46,932	37,106

(Loss) income before income taxes	(105,334)	(46,682)	(35,223)	(10,981)	(39,240)	2,031

Income tax provision (benefit)	25,413	(18,122)	(9,974)	(807)	(11,451)	1,764

Net (loss) income	$(130,747)	$(28,560)	$(25,249)	$(10,174)	$(27,789)	$267

Statistical Data
Net assets under management (in millions)
Managed accounts	$216.6	$276.8	$275.7	$333.9	$347.1	$345.6
Hedge & offshore funds	21.0	27.5	33.4	40.4	50.7	58.1
Mutual funds	1,179.4	1,427.1	1,533.8	1,698.0	2,034.6	2,285.1
Private equity and venture capital funds	15.9	16.2	20.2	20.2	22.6	29.8
Total	$1,432.9	$1,747.6	$1,863.1	$2,092.5	$2,455.0	$2,718.6

Employee count	568	652	700	707	758	765

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